Exhibit 8.1
The particulars of the Company’s subsidiaries are set out below, as at December 31, 2005.

				Attributable
Name of company	Jurisdiction	Registered capital		equity interests		Principal activities
		Rmb (‘000)	US$	Direct	Indirect
Guangxi Yuchai Machinery Company Limited	People’s Republic of China (PRC)	472,989	—	—	76.41%	Manufacturing, assembling and selling diesel engines in the PRC

Guangxi Yulin Yuchai Machinery Spare Parts Manufacturing Company Limited	PRC	90,170	—	—	74.22%	Manufacturing and selling spare parts of diesel engines in the PRC

Yuchai Express Guarantee Co. Ltd	PRC	130,000	—	—	58.77%	Provision of credit guarantees, appraisal, consulting services and investment

Yuchai Machinery Monopoly Company Limited	PRC	30,000	—	—	54.89%	Trading of spare parts of diesel engines in the PRC

Hangzhou Yuchai Machinery Monopoly Company Limited	PRC	500	—	—	54.89%	Trading of spare parts of diesel engines in the PRC

Nanchang Yuchai Marketing Company Limited (formerly known as Nanchang Yuchai Machinery Monopoly Company Limited)	PRC	500	—	—	54.89%	Trading of spare parts of diesel engines in the PRC

Xiamen Yuchai Machinery Monopoly Company Limited	PRC	520	—	—	54.89%	Trading of spare parts of diesel engines in the PRC

Wulumuqi Yuchai Machinery Monopoly Company Limited	PRC	500	—	—	54.89%	Trading of spare parts of diesel engines in the PRC

Guangzhou Yuchai Machinery Monopoly Company Limited	PRC	550	—	—	27.99%*	Trading of spare parts of diesel engines in the PRC

Chengdu Yuchai Marketing Company Limited (formerly known as Chengdu Yuchai Machinery Monopoly Company Limited)	PRC	500	—	—	54.89%	Trading of spare parts of diesel engines in the PRC

				Attributable
Name of company	Jurisdiction	Registered capital		equity interests		Principal activities
		Rmb (‘000)	US$	Direct	Indirect

Nanjing Yuchai Marketing Company Limited (formerly known as Nanjing Yuchai Machinery Monopoly Company Limited)	PRC	500	—	—	54.89%	Trading of spare parts of diesel engines in the PRC

Xian Yuchai Machinery Monopoly Company Limited	PRC	500	—	—	54.89%	Trading of spare parts of diesel engines in the PRC

Hefei Yuchai Machinery Monopoly Company Limited	PRC	500	—	—	54.89%	Trading of spare parts of diesel engines in the PRC

Shijiazhuang Yuchai Machinery Monopoly Company Limited	PRC	500	—	—	54.89%	Trading of spare parts of diesel engines in the PRC

Changsha Yuchai Marketing Company Limited (formerly known as Changsha Yuchai Machinery Monopoly Company Limited)	PRC	550	—	—	54.89%	Trading of spare parts of diesel engines in the PRC

Jinan Yuchai Machinery Monopoly Company Limited	PRC	500	—	—	54.89%	Trading of spare parts of diesel engines in the PRC

Chongqing Yuchai Machinery Monopoly Company Limited	PRC	550	—	—	43.91%*	Trading of spare parts of diesel engines in the PRC

Wuhan Yuchai Marketing Company Limited (formerly known as Wuhan Yuchai Machinery Monopoly Company Limited)	PRC	500	—	—	54.89%	Trading of spare parts of diesel engines in the PRC

Kunming Yuchai Marketing Company Limited (formerly known as Kunming Yuchai Machinery Monopoly Company Limited)	PRC	500	—	—	54.89%	Trading of spare parts of diesel engines in the PRC

				Attributable
Name of company	Jurisdiction	Registered capital		equity interests		Principal activities
		Rmb (‘000)	US$	Direct	Indirect

Shenyang Yuchai Marketing Company Limited (formerly known as Shenyang Yuchai Machinery Monopoly Company Limited)	PRC	530	—	—	54.89%	Trading of spare parts of diesel engines in the PRC

Lanzhou Yuchai Marketing Company Limited (formerly known as Lanzhou Yuchai Machinery Monopoly Company Limited)	PRC	530	—	—	54.89%	Trading of spare parts of diesel engines in the PRC

Beijing Jingduo Yuchai Trade Company Limited	PRC	1,000	—	—	54.89%	Trading of spare parts of diesel engines in the PRC

Baotou Yuchai Machinery Monopoly Company Limited	PRC	500	—	—	54.89%	Trading of spare parts of diesel engines in the PRC

Taiyuan Yuchai Machinery Monopoly Company Limited	PRC	500	—	—	54.89%	Trading of spare parts of diesel engines in the PRC

Hong Leong Technology Systems (BVI) Ltd.	British Virgin Island (BVI)	—	1	100.00%	—	Investment holding

Cathay Diesel Holdings Ltd.	Cayman Islands	—	1	100.00%	—	Investment holding

Goldman Sachs Guangxi Holdings (BVI) Ltd.	BVI	—	10,000	100.00%	—	Investment holding

Tsang & Ong Nominees (BVI) Ltd.	BVI	—	1	100.00%	—	Investment holding

Youngstar Holdings Limited	BVI	—	2	100.00%	—	Investment holding

Earnest Assets Limited	BVI	—	1	100.00%	—	Investment holding

Spearhead Limited	Bermuda	—	12,000	100.00%	—	Investment holding

Constellation Star Holdings Limited	BVI	—	1	100.00%	—	Investment holding

Venture Delta Limited	BVI	—	1	100.00%	—	Investment holding

*	It is a subsidiary that is controlled by the Company. Control exists when the Company has the power, directly or indirectly, to govern the financial and operating policies of an enterprise so as to obtain benefits from its activities.

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